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                                 EXHIBIT 23(P)

                                 CODE OF ETHICS
                                                       Effective January 1, 1995
                                                  As Amended on December 8, 1997
                                                   As Amended September 13, 1999
                                                       As Amended March 30, 2000
                                                        As Amended June 12, 2000
                                                       As Amended March 26, 2001
                                                        As Amended June 10, 2002
                                                    As Amended September 9, 2002

                                IDEX MUTUAL FUNDS
                     AEGON/TRANSAMERICA FUND ADVISERS, INC.
                      AEGON/ TRANSAMERICA SERIES FUND, INC.
                           AFSG SECURITIES CORPORATION
                 TRANSAMERICA OCCIDENTAL SEPARATE ACCOUNT FUND B
                        TRANSAMERICA INCOME SHARES, INC.
                         TRANSAMERICA INDEX FUNDS, INC.

                    CODE OF ETHICS AND INSIDER TRADING POLICY

SECTION I:  STATEMENT OF PURPOSE AND APPLICABILITY.

(A) Covered Entities and their Relationships. IDEX Mutual Funds ("IDEX"), Transamerica Occidental Separate Account Fund B ("Fund B"), Transamerica Income Shares, Inc. ("TIS"), Transamerica Index Funds, Inc. ("TIF") and AEGON/Transamerica Series Fund, Inc. ("ATSF") are registered investment companies pursuant to the Investment Company Act of 1940 (the "1940 Act"). IDEX, Fund B, TIS, TIF and ATSF are hereinafter collectively referred to as the "Funds." AEGON/Transamerica Fund Advisers, Inc. ("ATFA") is a registered investment adviser that provides investment advisory services to the Funds pursuant to the Investment Advisers Act of 1940 (the "Advisers Act"), AFSG Securities Corporation ("AFSG") serves as the principal underwriter for the Funds and is also a registered broker-dealer pursuant to the 1934 Act. The Funds, ATFA, and AFSG are sometimes hereinafter collectively referred to as the "Companies."

(B)      Statement of Purpose.

         (1) Introduction. All of the Companies seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Funds is something we should value and endeavor to protect. To further that goal, this Code of Ethics and Insider Trading Policy (the "Policy") is designed to implement procedures to deter the misuse of material nonpublic information and to avoid conflicts of interest in connection with personal securities transactions. It is not the intention of this Policy to prohibit personal securities transactions by persons to whom this Policy applies, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Policy sets forth standards regarding conduct in those situations in which conflicts are most likely to develop. It is also important to note that compliance with the technical provisions of this Policy does not in every case prevent scrutiny of personal securities transactions which show a pattern or potential for abuse. The Companies recognize that an individual legitimately may be uncertain about the application of this Policy in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Policy to the Designated Officer or the Law Department immediately if you have any reason to believe that a violation of the Policy has occurred or is about to occur. This Policy replaces all of the Codes of Ethics and Insider Trading Policies previously in effect for the Companies.

                  Every person to whom this Policy is applicable (as defined below) should keep in mind the following general principles:

                  (a) Persons to whom this Policy is applicable are fiduciaries. No person to whom this Policy is applicable should knowingly place his or her own interests ahead of those of any of the Companies or the clients, shareholders or Variable Product owners of the Companies; and


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                  (b)      No person to whom this Policy is applicable should
                           use knowledge of transactions by a Fund, ATFA, or its clients to his or her profit or advantage or take inappropriate advantage of his or her position with any of the Companies; and

                  (c) All personal securities transactions should be conducted consistent with this Policy and in such a manner as to avoid any actual or potential conflict of interest, the appearance of a conflict of interest or any abuse of an individual's position of trust and responsibility within the Companies.

         (2) Code of Ethics. Rule 17j-1 promulgated by the Securities and Exchange Commission pursuant to Section 17(j) of the 1940 Act imposes an obligation on registered investment companies and their investment advisers (including investment sub-advisers) and principal underwriters to adopt written Codes of Ethics covering the securities activities of their trustees, directors, officers and employees. This Code of Ethics is designed to ensure that those persons who have access to information regarding the portfolio securities activities of a Fund do not use that information for their own personal benefit and/or to the detriment of the Fund.

         (3) Insider Trading Policy. The federal securities laws, including the antifraud provisions of Section 10(b) of the 1934 Act, Rule 10b-5 promulgated thereunder, and the Insider Trading and Securities Fraud Enforcement Act of 1988 prohibit "insider trading." Insider trading can be defined as trading based on Material Nonpublic Information or communicating Material Nonpublic Information to others in violation of the law. The Advisers Act and the 1934 Act require investment advisers and broker-dealers, respectively, to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of the entity's business, to prevent insider trading violations.

(C) Applicability. Section III, Code of Ethics, Section IV, Insider Trading Policy, and Sections V and VI, Reporting Requirements and Sanctions, shall apply to all "Access Persons" and/or "Advisory Persons" as those terms are defined in Section II below. Sections IV, V and VI, Insider Trading Policy, Reporting Requirements and Sanctions shall also apply to all officers, directors, employees of the Funds and ATFA.

(D) Monitoring of Sub-Advisers. The following entities currently serve as sub-advisers to a Fund or Portfolio thereof: Janus Capital Management, LLP, American Century Investment Management, Inc., Luther King Capital Management Corporation, Van Kampen Asset Management Inc., Fred Alger Management, Inc., Jennison Associates LLC, , Ironwood Capital Management, LLC, Gabelli Asset Management Company, Munder Capital management, Pacific Investment Management Inc., Federated Investment Management Company, Federated Investment Counseling, J.P. Morgan Investment Management Inc., T. Rowe Price Associates, Inc., Goldman Sachs Asset Management, Inc., Pilgrim Baxter & Associates, Ltd., Salomon Brothers Asset Management, Inc, AEGON USA Investment Management LLC, Banc One Investment Advisors Corporation, BlackRock Advisors, Inc., Capital Guardian Trust Company, Clarion CRA Securities, L.P., EQSF Advisors, Inc., Gateway Investment Advisors, GE Asset Management, Inc., MFS Investment Management, NWQ Investment Management Company, Inc., Value Line, Inc., Great Companies, L.L.C., Transamerica Investment Management, LLC, and The Dreyfus Corporation (individually, a "Sub-Adviser" and collectively, the "Sub-Advisers"). Further, additional Sub-Advisers may serve the Funds in the future. Each Sub-Adviser provides the adviser with investment advice and recommendations, and supervises the purchase and sale of all securities transactions on behalf of its respective fund or portfolio. Accordingly, each of the Sub-Advisers is a registered investment adviser under the Advisers Act, and is required to maintain, administer and enforce a written Code of Ethics and Insider Trading Policy, in each case tailored to the particular business activities of that Sub-Adviser. An important aspect of this Code of Ethics and Insider Trading Policy, therefore, is to monitor the administration and enforcement of the Code of Ethics and Insider Trading Policies of each of the Sub-Advisers as set forth in Section VII.

(E) Compliance with Recommendations of the Investment Company Institute's Advisory Group on Personal Investing. This Policy is specifically designed to comply with the recommendations of the Investment Company Institute's ("ICI") Advisory Group on Personal Investing, as contained in the Advisory Group's Report dated May 9, 1994. However, the Securities and Exchange Commission, the ICI Advisory Group and the ICI Board of Governors have all officially recognized that each investment company's structure and organization is unique, and that flexibility is therefore required in the application of the specific recommendations of the Advisory Group to a particular investment company. In large part, this Policy complies with each of those specific recommendations. However, the operation of the business of the Companies and the Funds' investment activities is unique in that the day-to-day trading activities of the Funds are handled by the Sub-Advisers, each of whom have adopted and separately administer their own Code of Ethics and Insider Trading Policy. Moreover, the investment decisions for the Funds are made by employees of the Sub-Advisers, not by any of the persons to whom this Policy applies. Persons to whom this Policy applies receive information about the Portfolios' trading activities only after they have taken place. Accordingly, where this Policy differs from the ICI recommendations, those differences are a result of this structure.


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SECTION II:  DEFINITIONS..

(A) "Access Person" means any Advisory Person or trustee, director, or officer of any Company, or any other designated person deemed by the Law Department to have access to current trading information of a Fund.

(B)      "Adviser" means ATFA.

(C) "Advisory Person" means (1) any employee of a Fund, the Adviser or any company in a control relationship to Funds, as defined under the 1940 Act, or as a Sub-Adviser, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by a fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Funds or the Adviser or a Sub-Advisor who obtains information concerning recommendations made to a fund with regard to the purchase or sale of a security.

(D) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(E) "Beneficial Ownership" shall mean securities with respect to which an individual, his/her spouse, dependent children or any person sharing the same household has voting or investment power, as well as any account with respect to which such individual exercises investment discretion or provides investment advice.

(F) "Companies" means, collectively, IDEX, ATSF, ATFA, TIF, TIS, and AFSG. "Company" means any of the Companies individually.

(G) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally, control means the power to exercise a controlling influence on the management or policies of a company, unless such power is solely the result of an official position with such company.

(H) "Designated Officer" shall mean the officer of each of the Companies designated by the Board of Directors or Trustees of a Company from time to time to be responsible for management of compliance with this Policy. A Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Policy. The current Designated Officer is John K. Carter.

(I) "Disinterested Trustee or Director" means a Trustee or Director of a Fund who is not an "interested person" of the Fund within the meaning of Section 2 (a)(19) of the 1940 Act.

(J)      "Fund" means (i) IDEX, (ii) ATSF, (iii) Fund B, (iv) TIS, or (v) TIF.

(K) "Initial Public Offering" (IPO) means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act").

(L) "Limited Offering" is an offering that is exempt from registration under the 1933 Act pursuant to sections 4(2) or 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

(M) "Material Information" generally means information that a reasonable investor would consider important in making an investment decision. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For further guidance in determining whether information is material, see Section IV.(C).

(N) "Non-public Information" means information that has not been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission or some other governmental agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely. For further guidance in determining whether information is non-public, see
         Section IV.(D).


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(O)      "Investment Company" shall have the same meaning as set forth in
         Section 3 of the 1940 Act.

(P) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security, or the use of a derivative product to take a position that would otherwise be prohibited if taken directly.

(Q) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that (i) for purposes of this Policy, it shall include futures, commodities and other investments in which the Funds may invest; and (ii) for purposes of this Policy, it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, insurance annuities or policies, and short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act.

(R) "Sub-Adviser" shall mean Janus Capital Management, LLP, American Century Investment Management, Inc., Luther King Capital Management Corporation, Van Kampen Asset Management Inc., Fred Alger Management, Inc., Jennison Associates LLC, , Ironwood Capital Management, LLC, Gabelli Asset Management Company, Munder Capital management, Pacific Investment Management Inc., Federated Investment Management Company, Federated Investment Counseling, J.P. Morgan Investment Management Inc., T. Rowe Price Associates, Inc., Goldman Sachs Asset Management, Inc., Pilgrim Baxter & Associates, Ltd., Salomon Brothers Asset Management, Inc, AEGON USA Investment Management LLC, Banc One Investment Advisors Corporation, BlackRock Advisors, Inc., Capital Guardian Trust Company, Clarion CRA Securities, L.P., EQSF Advisors, Inc., Gateway Investment Advisors, GE Asset Management, Inc., MFS Investment Management, NWQ Investment Management Company, Inc., Value Line, Inc., Great Companies, L.L.C., Transamerica Investment Management, LLC, and The Dreyfus Corporation (individually, a "Sub-Adviser" and collectively, the "Sub-Advisers"), and any other individual or entity which may from time to time serve as a sub-adviser to any of the Funds or any Portfolio thereof, as applicable.

SECTION III:  CODE OF ETHICS.

(A)      Prohibited Transactions.

         (1) No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership if:

                  (a) such security has been purchased or sold by a Fund during the 7 calendar days immediately preceding the Access Person's purchase or sale, or

                  (b) such Access Person knows or should have known at the time of such purchase or sale that the security is being considered for purchase or sale by a Fund.

                  Any profits realized by Access Persons on purchases or sales of securities made in violation of this provision will be required to be disgorged to the Fund.

         (2) No Access Person may render investment advisory services to any person or entity not a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining the permission of the appropriate Designated Officer.

         (3) No Advisory Person shall purchase, directly or indirectly, any securities in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in an IPO.

         (4) No Advisory Person shall directly or indirectly purchase any securities in which he or she has or by reason of such transaction acquires, any direct or indirect Beneficial Ownership pursuant to a private placement or other Limited Offering of securities, unless such Advisory Person shall have obtained prior written approval for such purpose from the Designated Officer or the Law Department. In determining whether such prior approval shall be granted, the Designated Officer or the Law Department shall take into account whether the opportunity to purchase such securities is being offered to the Advisory Person because of his or her position with the Companies, and whether the opportunity to purchase such securities should be reserved for the Funds. Advisory Persons who purchase securities pursuant to such prior approval must disclose that investment if they later become aware of or play a part in the Fund's subsequent consideration of an investment in the issuer.

         (5) No Advisory Person shall profit in the purchase and sale, or sale and purchase, directly or indirectly, of the same (or equivalent) securities in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within 60 calendar days. Transactions executed in violation of this provision shall be


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                  reversed if practicable and, if not practicable, any profits realized on such purchase and sale, or sale and purchase, shall be required to be disgorged to the Funds. Exceptions to this short-term trading prohibition may be made on a case-by-case basis with the prior written approval of the Designated Officer or the Law Department when no abuse appears to be involved and the equities of the situation strongly support such an exception.

         (6) No Advisory Person shall solicit or accept gratuities, gifts or fees from any person with whom they may have contact in the course of their business on behalf of the Companies. The following items are excluded from this provision, as long as they do not have a value in excess of $25.00: flowers, food items or business-related promotional items.

         (7) No Advisory Person shall serve on the Board of Directors of a publicly traded company without prior written authorization of the Designated Officer or the Law Department based upon a determination that the board service would be consistent with the interest of the Funds and their shareholders or variable contract owners. If such board service is authorized, the Funds normally shall be prohibited from investing in the securities of that company, and consideration shall be given to the implementation of any additional procedures, including "Chinese Wall" procedures, required to prevent an actual or potential conflict of interest.

(B) Exempted Transactions. Section III. (A) of this Policy shall not apply to:

         (1) purchases or sales effected in any account over which the Access Person has no direct or indirect ownership, influence or control,

         (2) purchases or sales of securities which are not eligible for purchase or sale by a fund or portfolio,

         (3) purchases or sales which are non-volitional on the part of either the Access Person or a fund or portfolio,

         (4) purchases which are part of an automatic dividend reinvestment plan,

         (5) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired,

         (6) purchases or sales otherwise prohibited under this Policy where the Access Person has received the prior approval of the Designated Officer or the Law Department; provided, however, that Section V. (A) of this Policy, which requires mandatory reporting of securities transactions by Access Persons, will continue to apply to such transactions where applicable,

         (7) for Access Persons who are not Advisory Persons, purchases and sales of 500 shares of an equity security per calendar quarter if the issuer of the security has a market capitalization of at least $1 billion and the security has an average daily trading volume of at least 100,000 for the 30 days preceding the Access Person's purchase; provided, however, that such purchases or sales were not made in reliance on Material Information that the Access Person has acquired by virtue of his position with the Company or information otherwise violative of the federal securities or the Insider Trading Policy set forth in Section IV below.

SECTION IV:  INSIDER TRADING POLICY.

(A) Background and Scope. Trading securities while in possession of Material, Nonpublic Information or improperly communicating that information to others exposes an offender to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring an offender from the securities industry. Finally, an offender may be sued by investors seeking to recover damages for insider trading violations.

         Regardless of whether a government inquiry occurs, however, any violation of this Insider Trading Policy is viewed seriously by the Companies. Such violations constitute grounds for disciplinary sanctions, including dismissal. This Insider Trading Policy is drafted broadly; it will be applied and interpreted in a similar manner.

(B)      Statement of Policy.

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         (1)      No person to whom this Section IV applies may purchase or sell any security while in possession of Material Non-public Information concerning the security.

         (2) No person to whom this Section IV applies who knows of Material Non-public Information may communicate that information to any other person.

         (3) Finally, no person to whom this Section IV applies who knows of Material Non-public information may recommend trading in securities, or otherwise cause the purchase or sale of any security, about which he or she has Material Non-public Information.

(C) Material Information. It is impossible to list all types of information that might be deemed material under particular circumstances. However, information dealing with the following subjects is reasonably likely to be found material in particular situations:

         - proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, and purchases or sales of substantial assets,

         -        earnings results or changes in earnings estimates,

         -        major changes in management,

         -        changes in dividends,

         -        changes in debt ratings,

         -        public offerings,

         -        significant litigation or government agency investigations,

         -        liquidity problems, and

         - pending statistical reports (e.g., consumer price index, money supply and retail figures, interest rate developments).

         Material Information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information that was to be printed in The Wall Street Journal's "Heard on the Street" column.

         Material Information may be positive or adverse. If a lawsuit is brought alleging that insider trading occurred, the benefit of hindsight may be brought in to argue that the information was material. Therefore, when in doubt about whether particular Non-public Information is material, exercise caution. Consult the appropriate Designated Officer or the Law Department before making a decision to disclose such information or to trade in or recommend securities to which that information relates.

(D) Non-public Information. To show that information is public, you should be able to point to some fact showing that it is widely disseminated, for example, publication in daily newspapers, or disclosure in widely circulated public disclosure documents. Even when there has been public disclosure of information you learned about before its public disclosure, you generally must wait until the information is absorbed by public investors before you can treat the information as public.

         Non-public Information may include:

         - information available to a select group of analysts or brokers or institutional investors,

         - undisclosed facts that are the subject of rumors, even if the rumors are widely circulated, and

         - information that has been entrusted to a Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two or three days).

         As with questions of materiality, when in doubt about whether information is non-public call the appropriate Designated Officer or the Law Department or assume that the information is "Non-public" and therefore treat it as confidential.

(E) Identifying Inside Information. Before executing any trade for yourself or another person, including a Fund, you must determine whether you have access to Material, Non-public Information. If you think you might have access to Material, Non-public Information, you should take the following steps:


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         (1)      Report the information and proposed trade immediately to the appropriate Designated Officer or the Law Department.

         (2) Do not purchase or sell the securities on behalf of yourself or others, including the Funds.

         (3) Do not communicate the information inside or outside the Companies, other than to the appropriate Designated Officer or the Law Department.

         (4) After the appropriate Designated Officer and/or the Law Department has reviewed the issue, the appropriate Company or Companies will determine whether the information is material and nonpublic and, if so, what action the Company should take.

(F) High-Risk Trading Activities. Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as options contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Persons to whom this Insider Trading Policy is applicable should understand that short sales and trading in derivative instruments involve special risks -- derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed to the Companies by each person to whom this Policy is applicable may heighten those risks. For example, if a Company become aware of Material, Non-public Information about the issuer of the underlying securities, persons to whom this Policy is applicable may find themselves "frozen" in a position in a derivative security. The Companies will not bear any losses suffered by any person subject to this Policy as a result of the implementation of this Policy.

If you have any questions, contact the appropriate Designated Officer or the Law Department before you trade.

SECTION V: PROCEDURES TO IMPLEMENT CODE OF ETHICS AND INSIDER TRADING POLICY. The following procedures have been established to aid the persons to whom this Policy is applicable in avoiding a violation of this Policy, and to aid each Company in preventing, detecting and imposing sanctions for violations of this Policy. Every person to whom this Policy is applicable must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should contact the appropriate Designated Officer or the Law Department.

(A) Pre-clearance of Securities Transactions. All transactions in any securities Beneficially Owned by an Access Person must be pre-cleared by the Designated Officer or the Law Department. Once granted, such pre-clearance remains effective for forty-eight (48) hours.

(B) Mandatory Reporting of Securities Transactions. To assist each Company in enforcing this Policy, all Access Persons of any of the Companies, other than the Disinterested Trustees and Directors of the Funds as set forth more fully below, and all officers, directors, and employees must file a written report of their transactions in any Security with the Designated Officer within:

         (i)      10 days after becoming an Access Person (an "Initial Report");

         (ii) 10 days after the end of each calendar quarter (a "Quarterly Report"); and

         (iii) 30 days after the end of the fiscal year of a Company (an "Annual Report") which contains information as of a date not more than 30 days prior to the date the Annual Report is submitted.

         The Initial and Annual Report will contain the following information:
         (The information contained in the Initial Report must be current as of a date no more than 10 days after the person became an Access Person.)

         (i) the title, number of shares, and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership interest.

         (ii) The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person.

         A Quarterly Report will contain the following information:

         (i) the date of the transaction, the name of the Security, and the number of shares/units/principal of each security involved;


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         (ii)     the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

         (iii) the price of the Security at which the transaction was effected;

         (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and (v) the name of any broker, dealer, or bank with whom the Access Person established any account in which any Securities were held during the applicable calendar quarter for the direct or indirect benefit of the Access Person and the date such account was established.

(C) In lieu of filing Quarterly Reports, copies of confirmations and periodic (monthly/quarterly) brokerage account statements may be filed.

(D) For periods in which no reportable transactions were effected, a Quarterly Report shall contain a representation that no transactions subject to the reporting requirements set forth in this Policy were made.

(E) Reporting by Disinterested Trustees and Directors. The Disinterested Trustees and Directors of the Funds are not required to provide the written reports described, or to obtain pre-clearance of their personal securities transactions pursuant to Section V. (A) above. Disinterested Trustees and Directors of a Fund must file a report with the Designated Officer of the Fund in accordance with the requirements set forth below with respect to any transaction in a security if such Trustee or Director at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee or Director of the Fund, should have known that, during the 7-day period immediately preceding or following the date of the transaction by the Trustee or Director, such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund, its Adviser or Sub-Adviser. The reports required under this Section V.(E) shall be made not later than 10 days after the end of each calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

         (i) the date of the transaction, the title and number of shares, and the principal amount of each security involved;

         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (iii)    the price at which the transaction was effected; and

         (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

(F) Review of Reports. The written reports specified above, or the duplicate confirmations, account statements and reports submitted in lieu of such reports, and required to be submitted under this Section V shall be delivered to the appropriate Designated Officer. The appropriate Designated Officer shall review such reports, duplicate confirmations, and account statements and maintain copies thereof as required by Rule 17j-1(d), with a view to identifying any pattern of personal securities transactions that suggests any actual or potential conflict of interest, the appearance of a conflict of interest, or any abuse of such person's position of trust and responsibility within the Companies. Before making any determination that a violation has been committed by any person or that any personal securities transaction is otherwise problematic under this Policy and the purposes thereof, such person shall be given an opportunity to supply additional explanatory material.

(F) Acknowledgment and Certification. Upon becoming subject to this Policy and annually thereafter, all persons to whom this Policy is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Policy, and their compliance with this Policy, and return it to the Designated Officer.

(G) Records. The Companies shall maintain records with respect to this Policy in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

         (i) A copy of this Policy and any other Insider Trading Policy or Code of Ethics with respect to any of the Companies which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

         (ii) A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

         (iii) A copy of each report made or duplicate confirmation or account statement received pursuant to this Policy shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         (iv) A list of all persons who are, or within the past five years have been, required to submit duplicate confirmations or account statements or to make reports pursuant to this Policy shall be maintained in a easily accessible place.

(H) Confidentiality. All duplicate confirmations, account statements, reports of securities transactions and any other information filed with the Companies or furnished to any person pursuant to this Policy shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

(I) Reports to Board of Directors/Trustees. The Boards of Directors/Trustees of the Funds shall receive an annual report from the Designated Officer of the Funds which summarizes existing procedures for compliance with this Policy and any changes in the procedures made during the past year and identifies any recommended changes in existing restrictions or procedures based upon the Funds' experience with the Policy, evolving industry practice, or developments in applicable laws or regulations. In addition, the Boards of Trustees/Directors of the Funds shall receive a quarterly report from the Designated Officer of the Funds with respect to any violations requiring significant remedial action during the preceding calendar quarter.

SECTION VI: SANCTIONS. Upon determination that a violation of this Policy has occurred, the Board of Directors or Trustees of the affected Fund(s), ATFA, or AFSG, as the case may be, may impose such sanctions as it deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator. All violations of this Policy and any sanctions imposed with respect thereto shall be periodically reported to the Boards of Directors or Trustees of the Funds, ATFA, or AFSG as appropriate.

SECTION VII:  MONITORING OF SUB-ADVISERS AND PRINCIPAL UNDERWRITERS.

(A) Required Maintenance and Enforcement of Code of Ethics and Insider Trading Policy. Each Sub-Adviser and Principal Underwriter must maintain and enforce a Code of Ethics and Insider Trading Policy appropriate to the Sub-Adviser's or Underwriter's business activities.

(B) Compliance. Each Sub-Adviser and Principal Underwriter shall have, prior to entering into any advisory or distribution agreement with any Fund, submitted it Code of Ethics and Insider Trading Policy to the appropriate Fund's Board of Trustees/Directors for its approval. Each Sub-Adviser and Underwriter also shall be required to submit promptly any proposed material amendments to such policies.

(C) In the event a Sub-Adviser or Underwriter submits a Code of Ethics or Insider Trading Policy that is approved by the appropriate Board of Trustees or Directors, such Sub-Adviser or Underwriter, as the case may be, shall:

         (i) Promptly Furnish to the appropriate Board upon request at any time and no less frequently than once during each fiscal year of the applicable Fund, copies of any reports made pursuant to such Code by any employee of the Sub-Adviser or Underwriter who would be deemed to be an Advisory or Access Person with respect to a Fund under this Policy if such person were employed by one of the Companies; and

         (ii) Immediately furnish to the appropriate Fund, without request, all material information regarding any violation of such Code by any employee of the Sub-Adviser or Underwriter who would be deemed to be an Advisory or Access Person with respect to a Fund under this Policy of such person were employed by one of the Companies.

(D) Quarterly Reporting. Each Sub-Adviser and Underwriter shall report to the Board of Directors/Trustees of the appropriate Fund on a quarterly basis with respect to the administration and enforcement of its Code of Ethics and Insider Trading Policy. Such report shall include a certification that such Code of Ethics and Insider Trading Policy is being appropriately administered and enforced by the Sub-Adviser or Underwriter in accordance with the terms thereof. Such report shall include information with respect to any violations of such Code of Ethics and Insider Trading Policy that could potentially affect the Fund which the Sub-Adviser advises, as well as the action taken by the Sub-Adviser with respect to any such violation.

                        ACKNOWLEDGMENT AND CERTIFICATION

         I acknowledge receipt of the Code of Ethics and Insider Trading Policy of IDEX, Fund B, ATSF, TIF, TIS, and AFSG. I have read and understand such Policy and agree to be governed by it at all times. Further, if I have been subject to the Policy during the preceding year, I certify that I have complied with the requirements of the Policy and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Policy.



                                    --------------------------------------
                                    (signature)



                                    --------------------------------------
                                    (please print name)

Date:
     ------------------------

     RETURN TO: DAN CARNEY, FUND COMPLIANCE UNIT, 5TH FLOOR, MAIL BIN 505E4

QUARTERLY TRANSACTIONS REPORT

This report of personal securities transactions pursuant to Section V of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to Dan Carney of the Fund Compliance Unit not later than 10 days after the end of each calendar quarter. Refer to the Code of Ethics for further instructions.

           BUY,                                                                                                   DATE PRECLEARANCE
TRADE    SELL OR    SECURITY NAME, DESCRIPTION AND                                  PRINCIPAL       BROKER -      OBTAINED FROM FUND
DATE      OTHER     TYPE OF SECURITY (COMMON, BOND, OPTION,    QUANTITY    PRICE      AMOUNT     DEALER OR BANK        COMPLIANCE
                    ETC.)
-----    -------    ---------------------------------------    --------    -----    ---------    --------------   ------------------



   X I HAD NO PERSONAL SECURITIES TRANSACTIONS DURING THE PRECEDING CALENDAR QUARTER THAT WERE REQUIRED TO BE REPORTED ON THIS SCHEDULE.

          The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities


-----------------------------         -----------------------------         --------------------         ------------
(Print Name)                                  (Signature)                     (Quarter Ending)              (Date)

     RETURN TO: DAN CARNEY, FUND COMPLIANCE UNIT, 5TH FLOOR, MAIL BIN 505E4

SCHEDULE C:       INITIAL, ANNUAL & UPDATED DISCLOSURE OF FUND/PORTFOLIO
PERSONAL SECURITIES HOLDINGS

This report shall set forth the security* name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, IDEX, Fund B, TIF, TIS, or ATSF. However, the number of shares or units and the dollar amount of each security holding may be omitted. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to Dan Carney of the Fund Compliance Unit, Mail bin 505E4. Refer to Section V of the Code for additional filing instructions.

                                             TYPE OF SECURITY (COMMON BOND,     NAME OF BROKER -      ACCOUNT
NAME OF SECURITY                                      OPTION, ETC.)              DEALER OR BANK       NUMBER
----------------                             ------------------------------     ----------------       -------




[ ] TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES HOLDINGS.




-----------------------------         -----------------------------         --------------------         ------------
PRINT NAME                            SIGNATURE                             DATE                         YEAR ENDED


* Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U. S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of the registered open-end investment companies; and (iv) currencies.

SCHEDULE D:       NOTIFICATION OF SECURITIES ACCOUNT OPENING

                          PLEASE TYPE OR PRINT CLEARLY


Date:
                  ---------------------------

TO:               Dan Carney
                  Fund Compliance Unit
                  Mail Bin 505E4

FROM:
                  ---------------------------
DEPT.:
                  ---------------------------

EXT:
                  ---------------------------

ARE YOU A REGISTERED REPRESENTATIVE?                  YES [ ]      NO [ ]

ARE YOU AN ACCESS PERSON?                             YES [ ]      NO [ ]


This is to advise you that I will be opening or have opened a securities account with the following firm:


NAME ON ACCOUNT:
                ----------------------------------------------------------------
                (If other than employee please state relationship i.e., spouse, son, daughter, trust, etc.)

ACCOUNT #:
          ----------------------------------------------------------------------


NAME OF FIRM:
             -------------------------------------------------------------------

ACCOUNT EXECUTIVE:
                  --------------------------------------------------------------

ADDRESS OF FIRM:
                ----------------------------------------------------------------

CITY/STATE/ZIP:
               -----------------------------------------------------------------


* All IDEX Mutual Funds, Fund B, TIF, TIS, and ATSF Access Persons, PRIOR TO OPENING A BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER, are required to notify the Law Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or access person has or will have a financial interest (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

Upon receipt of the NOTIFICATION OF SECURITIES ACCOUNT form, the Law Department will contact the broker-dealer identified above and request that it receive duplicate confirmations and statements of your brokerage account.

SCHEDULE E:       NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

If you have any beneficial ownership in a security and you recommend to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if you carry out a purchase or sale of that security for an Associated Client, you must disclose your beneficial ownership to the Compliance Officer and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

                                                                     DATE & METHOD
                                                                      LEARNED THAT    PRIMARY PORTFOLIO
                OWNERSHIP                                            SECURITY UNDER      MANAGER OR        NAME OF
  SECURITY     TYPE (DIRECT      YEAR       METHOD OF ACQUISITION    CONSIDERATION      APPROPRIATE        PERSON     DATE OF VERBAL
DESCRIPTION    OR INDIRECT)    ACQUIRED     (PURCHASE/GIFT/OTHER)       BY FUNDS          ANALYST          NOTIFIED    NOTIFICATION
-----------    ------------    --------     ---------------------    --------------   -----------------    --------   --------------



------------------------          ------------------------         -------------
(Print Name)                           (Signature)                     (Date)


     RETURN TO: DAN CARNEY, FUND COMPLIANCE UNIT, 5TH FLOOR, MAIL BIN 505E4

SCHEDULE F:       INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS

This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other that authority to trade for a Fund. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Law Department.

  NAME(S) ON
   ACCOUNT                NAME OF                        ADDRESS OF
(REGISTRATION         BROKERAGE FIRM,                  BROKERAGE FIRM,
   SHOWN ON               BANK OR                BANK OR INVESTMENT ADVISER                                      NAME OF ACCOUNT
  STATEMENT)        INVESTMENT ADVISER       (STREET, CITY, STATE AND ZIP CODE)        ACCOUNT NUMBER       EXECUTIVE/REPRESENTATIVE
-------------       ------------------       ----------------------------------        --------------       ------------------------


To the best of my knowledge I have disclosed all of my securities accounts in which I have direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to me.



-------------------      ---------------------      -----------      -----------
PRINT NAME               SIGNATURE                  DATE             YEAR ENDED

     RETURN TO: DAN CARNEY, FUND COMPLIANCE UNIT, 5TH FLOOR, MAIL BIN 505E4

SCHEDULE G:       INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY

This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercised sole investment discretion.

NAME(S) AS
 SHOWN ON
ACCOUNT OR    NAME/DESCRIPTION OF BROKERAGE FIRM,        TYPE OF OWNERSHIP DIRECT OWNERSHIP        ACCOUNT NUMBER
INVESTMENT    BANK INVESTMENT ADVISER OR INVESTMENT          (DO INDIRECT OWNERSHIP (IO)           (IF APPLICABLE)
----------    -------------------------------------      ----------------------------------        ---------------

To the best of my knowledge I have disclosed all of my securities accounts and/or investments in which I have a direct or indirect beneficial interest, including security accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated an unaffiliated party. Further, I certify that I do not have any direct or indirect influence or control over the accounts listed above.



-------------------      ---------------------      -----------      -----------
PRINT NAME               SIGNATURE                  DATE             YEAR ENDED

     RETURN TO: DAN CARNEY, FUND COMPLIANCE UNIT, 5TH FLOOR, MAIL BIN 505E4